Exhibit 10.05
ACTION REQUIRED: Must be returned to Financial Benefits (E1N) by December 16, 2005
2006 DISTRIBUTION ELECTION FORM
VALERO ENERGY CORPORATION
DEFERRED COMPENSATION PLAN

Optional Payment Election	DEFAULT PAYMENT IF NO ELECTION IS MADE:
Upon Retirement	Fifteen annual installments commencing at date of retirement

I elect that upon retirement, the entire amount of salary and bonus deferred pursuant to my 2006 Elective Deferral Agreement, as well as any investment gains or losses attributable to such amount, will be paid at the time and in the manner elected below. I execute this election of my own free will and with the full understanding of its effect. It will remain in effect until retirement or a new election is made. I elect to receive payment(s):

At the following time (choose one):

☐	As soon as administratively possible following retirement (default time of payment if no election is made)
☐	January 1 after the year of retirement

AND in the following manner (choose one):

☐	Lump sum

☐	Five annual installments

☐	Ten annual installments

☐	Fifteen annual installments (default manner of payment if no election is made)

Optional Payment Election	DEFAULT PAYMENT IF NO ELECTION IS MADE:
Upon Termination	Immediate lump sum payable within 90 days after termination

I elect that upon termination, the entire amount of salary and bonus deferred pursuant to my 2006 Elective Deferral Agreement, as well as any investment gains or losses attributable to such amount, will be paid at the time and in the manner elected below. I execute this election of my own free will and with the full understanding of its effect. It will remain in effect until termination or a new election is made. I elect to receive payment(s):

At the following time (choose one):

☐	Immediately (default time of payment if no election is made)

☐	January 1 after the year of termination

AND in the following manner (choose one):

☐	Lump sum (default manner of payment if no election is made)

☐	Five annual installments

«First_Name» «Last_Name»

Distribution on Specified Date

In accordance with Section 6.5 of the Plan, I hereby elect to receive in one lump sum payment that portion of the amount deferred pursuant to my 2006 Elective Deferral Agreement, as well as any investment gains or losses attributable to such amount, specified below to which I am entitled to withdraw, pursuant to the terms of the Plan, on the date(s) specified below. Any amounts distributed pursuant to this election shall immediately reduce my Account accordingly.

Date of Specified Event	Amount of the 2006 Elective Deferral

After the initial election relating to this deferral, you may elect to change the form of your distribution, as long as (i) the election to change the form of your distribution (either upon retirement, termination or a specified date) is not effective until at least one year after the date the election is made, and (ii) your payment is delayed by at least five years following the date on which such payment would have otherwise been made or commenced. In addition, if you elect to postpone the distribution previously designated to occur on a specified date, the change in election must be made at least one year prior to your previously designated specified date.
Certain “key” employees (generally, the fifty most highly compensated executives) will have distribution of their benefits delayed for a period of six months following their separation of service. As a result, distributions scheduled for January 1 could possibly not be paid until July 1.
NOTE: The Company has taken measures to design the Plan in a manner that conforms to current tax law. However, it is possible that new legislation could affect your distribution elections. Generally, it is intended that distribution elections submitted pursuant to the Plan will be governed by the terms and conditions of the Plan, and your elections will be subject to modifications made to the Plan to conform with federal legislation or to the terms of another plan if the Company chooses to implement a new plan to conform to federal legislation.

ACKNOWLEDGED AND AGREED:

Participant’s Signature	Date

«First Name» «Last Name»	«Emplid»

Participant’s Name	Participant’s Employee ID Number